EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333 – 111071) on Form S-3 and in Registration Statements (No. 333 – 37995, No. 333 – 110013, and No. 333 – 12127) on Form S-8 of United Security Bancshares, Inc. of our reports dated March 13, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of United Security Bancshares, Inc. for the year ended December 31, 2008.

Carr, Riggs & Ingram, LLC

Enterprise, Alabama

March 13, 2009